Exhibit 99.2

Unaudited Proforma Financial Statements

The following Unaudited Pro Forma Financial Statements are based on Red Lion Hotels Corporation’s (the “Company’s”) historical consolidated results of operations and financial position, adjusted to give effect to the Asset Sale, as defined in Item 2.01 of this Form 8-K, as if it had been completed on September 30, 2017 with respect to the pro forma unaudited condensed balance sheet and as of January 1, 2014 with respect to the pro forma unaudited condensed statements of operations.

The Unaudited Pro Forma Financial Statements and the accompanying notes should be read together with the Company’s audited consolidated financial statements and accompanying notes as of and for the year ended December 31, 2016, and Management’s Discussion and Analysis of Financial Condition and Results of Operations included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016 (“Annual Report”) and its unaudited condensed consolidated financial statements and accompanying notes as of and for the nine months ended September 30, 2017 and Management’s Discussion and Analysis of Financial Condition and Results of Operations included in the Company’s Quarterly Report on Form 10-Q (“Quarterly Report”) for the nine months ended September 30, 2017. The Unaudited Pro Forma Financial Statements may differ materially from the future financial position or results of operations due to a number of factors described in “Risk Factors” under Item 1A of Part 1 of our Annual Report and “Forward-Looking Statements” under Item 1 of Part 1 of our Annual Report.

Red Lion Hotels Corporation

Unaudited Pro Forma Condensed Consolidated Balance Sheet

September 30, 2017

	As Reported	Less: Hotel Assets Sold		Add: Pro Forma Adjustments		Pro Forma
	(in thousands)
ASSETS
Current assets:
Cash and cash equivalents	$36,179	$1,673	(a)	$(249)	(f)	$37,744
				964	(g)
				(823)	(h)
Restricted cash	12,946			(964)	(g)	11,982
Accounts receivable, net	14,450			(266)	(f)	14,184
Accounts receivable from related parties	1,824	—		—		1,824
Notes receivable, net	1,572	—		—		1,572
Inventories	631	(65)	(b)	—		566
Prepaid expenses and other	5,156			(115)	(f)	5,041
Assets held for sale	4,285					4,285

Total current assets	77,043	1,608		(1,453)		77,198

Property and equipment, net	204,131	(10,814)	(b)	—		193,317
Goodwill	9,404			—		9,404
Intangible assets	51,306			—		51,306
Other assets, net	1,843					1,843

Total assets	$343,727	$(9,206)		$(1,453)		$333,068

LIABILITIES
Current liabilities:
Accounts payable	$5,555			$(76)	(f)	$5,479
Accrued payroll and related benefits	5,516			(128)	(f)	5,388
Other accrued entertainment liabilities held for sale	6,757			—		6,757
Other accrued liabilities	6,087	(26)	(c)	(311)	(f)	5,750
Long-term debt, due within one year	24,422	(148)	(d)	—		24,274
Contingent consideration for acquisition due to related party, due within one year	7,581	—		—		7,581
Liabilities related to assets held for sale	739					739

Total current liabilities	56,657	(174)		(515)		55,968

Long-term debt, due after one year, net of debt issuance costs	87,040	(15,156)	(d)	—		71,884
Contingent consideration for acquisition due to related party, due after one year	4,944	—		—		4,944
Deferred income and other long term liabilities	1,666	(84)	(c)	—		1,582
Deferred income taxes	6,132	—		—		6,132

Total liabilities	156,439	(15,414)		(515)		140,510

Commitments and contingencies
STOCKHOLDERS’ EQUITY
Red Lion Hotels Corporation stockholders’ equity
Preferred stock — 5,000,000 shares authorized; $0.01 par value; no shares issued or outstanding	—	—		—		—
Common stock — 50,000,000 shares authorized; $0.01 par value; 23,611,519 and 23,434,480 shares issued and outstanding	236	—		—		236
Additional paid-in capital, common stock	173,341	—		—		173,341
Accumulated deficit	(16,901)	6,208	(e)	(115)	(e)	(10,808)

Total Red Lion Hotels Corporation stockholders’ equity	156,676	6,208		(115)		162,769
Noncontrolling interest	30,612	—		(823)	(i)	29,789

Total stockholders’ equity	187,288	6,208		(938)		192,558

Total liabilities and stockholders’ equity	$343,727	$(9,206)		$(1,453)		$333,068

Red Lion Hotels Corporation

Unaudited Pro Forma Condensed Consolidated Statement of Operations

Nine Months Ended September 30, 2017

	As Reported	Less: Hotel Assets Sold		Pro Forma
		(in thousands)
Revenue:
Company operated hotels	$94,214	$(7,718)	(k)	$86,496
Other revenues from managed properties	3,047	—		3,047
Franchised hotels	36,045	737	(l)	36,782
Entertainment	—	—		—
Other	128	—		128

Total revenues	133,434	(6,981)		126,453

Operating expenses:
Company operated hotels	70,450	(6,253)	(k)	64,197
Other costs from managed properties	3,047	—		3,047
Franchised hotels	26,300	435	(n)	26,735
Entertainment	—	—		—
Other	(2)	—		(2)
Depreciation and amortization	13,742	(664)	(k)	13,078
Hotel facility and land lease	3,604	(1)	(k)	3,603
Gain on asset dispositions, net	(334)	5	(k)	(329)
General and administrative expenses	11,348	263	(o)	11,611
Acquisition and integration costs	1,246	—		1,246

Total operating expenses	129,401	(6,215)		123,186

Operating income (loss)	4,033	(766)		3,267
Other income (expense):
Interest expense	(6,114)	391	(p)	(5,723)
Other income, net	562	—		562

Total other income (expense)	(5,552)	391		(5,161)

Income (loss) from continuing operations before taxes	(1,519)	(375)		(1,894)
Income tax expense	513	—		513

Net income (loss) from continuing operations	(2,032)	(375)		(2,407)
Net (income) loss attributable to noncontrolling interest	507	(11)	(i)	496

Net income (loss) attributable to RLH Corporation from continuing operations	$(1,525)	$(386)		$(1,911)

Earnings (loss) per share — basic
Income (loss) from continuing operations attributable to RLH Corporation	$(0.06)			$(0.08)
Earnings (loss) per share — diluted
Income (loss) from continuing operations attributable to RLH Corporation	$(0.06)			$(0.08)
Weighted average shares — basic	23,542			23,542
Weighted average shares — diluted	23,542			23,542

Red Lion Hotels Corporation

Unaudited Pro Forma Condensed Consolidated Statement of Operations

Year Ended December 31, 2016

	As Reported	Less: Deconsolidation of the Entertainment Segment (j)	Less: Hotel Assets Sold		Pro Forma
		(in thousands)	(in thousands)
Revenue:
Company operated hotels	$117,641	$—	$(9,845)	(k)	$107,796
Other revenues from managed properties	5,948	—	—		5,948
Franchised hotels	24,634	—	915	(l)	25,549
Entertainment	15,719	(15,719)	—		—
Other	128	—	—		128

Total revenues	164,070	(15,719)	(8,930)		139,421

Operating expenses:
Company operated hotels	91,572	—	(8,111)	(k)	83,461
Other costs from managed properties	5,948	—	—		5,948
Franchised hotels	19,315	—	642	(n)	19,957
Entertainment	13,635	(13,635)	—		—
Other	42	—	—		42
Depreciation and amortization	16,281	(186)	(938)	(k)	15,157
Hotel facility and land lease	4,740	—	(2)	(k)	4,738
Gain on asset dispositions, net	(2,437)	1	3	(k)	(2,433)
General and administrative expenses	11,109	—	337	(o)	11,446
Acquisition and integration costs	2,112	—	—		2,112

Total operating expenses	162,317	(13,820)	(8,069)		140,428

Operating income (loss)	1,753	(1,899)	(861)		(1,007)
Other income (expense):
Interest expense	(6,764)	—	452	(p)	(6,312)
Other income, net	483	158	—		641

Total other income (expense)	(6,281)	158	452		(5,671)

Income from operations before taxes	(4,528)	(1,741)	(409)		(6,678)
Income tax expense	312	—	—		312

Net income	(4,840)	(1,741)	(409)		(6,990)
Net (income) loss attributable to noncontrolling interest	163	—	(44)	(i)	119

Net income (loss) attributable to Red Lion Hotels Corporation	$(4,677)	$(1,741)	$(453)		$(6,871)

Earnings (loss) per share — basic	$(0.23)				$(0.34)
Earnings (loss) per share — diluted	$(0.23)				$(0.34)
Weighted average shares — basic	20,427				20,427
Weighted average shares — diluted	20,427				20,427

Red Lion Hotels Corporation

Unaudited Pro Forma Condensed Consolidated Statement of Operations

Year Ended December 31, 2015

	As Reported	Less: Deconsolidation of the Entertainment Segment (j)	Less: Hotel Assets Sold		Pro Forma
		(in thousands)	(in thousands)
Revenue:
Company operated hotels	$116,187	$—	$(9,300)	(k)	$106,887
Other revenues from managed properties	3,586	—	—		3,586
Franchised hotels	12,039	—	825	(l)	12,864
Entertainment	11,057	(11,057)	—		—
Other	51	—	—		51

Total revenues	142,920	(11,057)	(8,475)		123,388

Operating expenses:
Company operated hotels	92,057	—	(7,947)	(k)	84,110
Other costs from managed properties	3,586	—	—		3,586
Franchised hotels	11,233	—	658	(n)	11,891
Entertainment	10,118	(10,118)	—		—
Other	35	—	—		35
Depreciation and amortization	13,315	(254)	(967)	(k)	12,094
Hotel facility and land lease	6,569	—	(1)	(k)	6,568
Gain on asset dispositions, net	(17,692)	—	(36)	(k)	(17,728)
General and administrative expenses	9,819	—	304	(o)	10,123
Acquisition and integration costs	779	—	—		779

Total operating expenses	129,819	(10,372)	(7,989)		111,458

Operating income	13,101	(685)	(486)		11,930
Other income (expense):
Interest expense	(6,979)	—	396	(p)	(6,583)
Loss on early retirement of debt	(2,847)	—			(2,847)
Other income, net	826	(46)	—		780

Total other income (expense)	(9,000)	(46)	396		(8,650)

Income from operations before taxes	4,101	(731)	(90)		3,280
Income tax expense	85	—	—		85

Net income	4,016	(731)	(90)		3,195
Net (income) loss attributable to noncontrolling interest	(1,297)	—	113	(i)	(1,184)

Net income attributable to Red Lion Hotels Corporation	$2,719	$(731)	$23		$2,011

Earnings per share — basic	$0.14				$0.10
Earnings per share — diluted	$0.13				$0.10
Weighted average shares — basic	19,983				19,983
Weighted average shares — diluted	20,200				20,200

Red Lion Hotels Corporation

Unaudited Pro Forma Condensed Consolidated Statement of Operations

Year Ended December 31, 2014

	As Reported	Less: Deconsolidation of the Entertainment Segment (j)	Less: Hotel Assets Sold		Pro Forma
		(in thousands)	(in thousands)
Revenue:
Company operated hotels	$118,616	$—	$(8,944)	(k)	$109,672
Franchised hotels	9,618	—	743	(l)	10,361
Entertainment	17,115	(17,115)	—		—
Other	77	—	—		77

Total revenues	145,426	(17,115)	(8,201)		120,110

Operating expenses:
Company operated hotels	94,241	—	(7,599)	(k)	86,642
Franchised hotels	7,004	—	622	(n)	7,626
Entertainment	14,785	(14,785)	—		—
Other	318	—	—		318
Depreciation and amortization	12,762	(349)	(954)	(k)	11,459
Hotel facility and land lease	5,210	—	(1)	(k)	5,209
Gain on asset dispositions, net	(4,006)	—	(1)	(k)	(4,007)
General and administrative expenses	8,353	—	271	(o)	8,624
Acquisition and integration costs	—	—	—		—

Total operating expenses	138,667	(15,134)	(7,662)		115,871

Operating income	6,759	(1,981)	(539)		4,239
Other income (expense):
Interest expense	(4,575)	—			(4,575)
Loss on early retirement of debt	—	—			—
Other income, net	339	(17)	—		322

Total other income (expense)	(4,236)	(17)	—		(4,253)

Income from operations before taxes	2,523	(1,998)	(539)		(14)
Income tax expense	31	—	—		31

Net income from continuing operations	2,492	(1,998)	(539)		(45)

Earnings (loss) per share — basic:
Income from continuing operations attributable to RLHC	$0.13				$(0.00)
Earnings (loss) per share — diluted
Income from continuing operations attributable to RLHC	$0.13				$(0.00)
Weighted average shares — basic	19,785				19,785
Weighted average shares — diluted	19,891				19,891

Notes to Unaudited Pro Forma Condensed Financial Information

Note 1 — Basis of presentation

The historical consolidated financial statements have been adjusted in the unaudited pro forma condensed financial statements to give effect to pro forma events that are (1) directly attributable to the sale of the assets, (2) factually supportable and (3) with respect to the unaudited pro forma condensed statements of operations, expected to have a continuing impact on the results following the sale of the assets. These proforma financial statements also reflect the impact of the sale of the entertainment division as disclosed in the 8-K and related proforma financial statements files on October 10, 2017.

Note 2 — The transaction

On February 21, 2018, RL Redding, LLC completed the sale of the Red Lion Hotel in Redding, California to Kaidan Hospitality LP, a California limited partnership, and RL Eureka, LLC completed the sale of the Red Lion Hotel in Eureka, CA to JJK Hotels LP, a California limited partnership, in related transactions. The purchase price for the two hotels was $17.35 million, which was paid in cash at closing. Each of the purchaser entities identified above is an affiliate of Discovery Park, LLC, the general partner of each entity. Discovery Park, LLC is controlled by Natverbhai and Savitaben Patel, husband and wife (the “Patels”).

At closing, each purchaser entered into a franchise agreement with Red Lion Hotels Franchising, Inc., a wholly owned subsidiary of Red Lion Hotels Corporation, and will continue to operate the hotels under the Red Lion® brand. An additional affiliate of the purchaser entities entered into a third franchise agreement with Red Lion Franchising at closing to operate a third hotel under the Red Lion® brand, in Monterey, California. The franchise agreements provide for a 20 year term and the payment of monthly royalty and program fees set at a percentage of the hotel’s gross room revenue. Either party may terminate the franchise agreement without penalty on the 5th or 10th anniversary of the hotel’s opening date, by providing at least 180 days’ notice of termination. Termination of the franchise agreements by Red Lion Franchising upon default of the franchisee, or termination of the agreement by the franchisee without cause, will require the franchisee to pay a termination fee. The obligations of each franchisee under the franchise agreements have been guaranteed by the Patels.

Each of RL Redding, LLC and RL Eureka, LLC is a wholly owned subsidiary of RL Venture, LLC. RL Venture, LLC is a variable interest entity (VIE) in which Red Lion Hotels Corporation holds a 55% interest and was determined to be the primary beneficiary of the VIE, and therefore the registrant consolidates the assets, liabilities and results of operations of this entity.

Note 3 — Pro forma adjustments

The following adjustments have been reflected in the unaudited pro forma condensed financial information:

(a)	Reflects the cash from the sale of assets less selling costs and repayment of debt.

(b)	Reflects the basis of the assets sold.

(c)	Reflects the capital leases assumed by the purchaser.

(d)	Represents the related debt payment made at the closing of the sale of the assets.

(e)	Reflects the gain on sale and/or settlement of the assets.

(f)	Reflects the settlement of all other assets and liabilities related to the assets sold.

(g)	Represents the release of restricted cash related to the assets sold.

(h)	Represents the proforma distribution of cash to the noncontrolling interest.

(i)	Reflects the removal of the noncontrolling interest portion of the transaction.

(j)	As reflected in the 8-K filed on October 10, 2017 describing the sale of certain specified liabilities and substantially all of the assets of our entertainment division.

(k)	Reflects the elimination of direct revenues and expenses related to the assets sold.

(l)	Represents the franchise income that would have been received under the existing intercompany franchise agreement. Does not represent the impact of the franchise agreement with the new owner of the assets.

(m)	Not used

(n)	Represents the marketing and other costs to support the franchise income that would have been received under the franchise agreement with the new owner of the assets.

(o)	Reflects the corporate and administrative expenses which were previously allocated to the assets sold.

(p)	Reflects interest expense on allocated debt related to assets sold.